Exhibit 10.6

EXECUTION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of June 28, 2019 (this “Amendment”), by and among BANK OF AMERICA, N.A. (“Administrative Agent”, and together with Capital One, National Association and The Bank of New York Mellon, the “Buyers”), PENNYMAC LOAN SERVICES, LLC (the “Seller”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC (the “Guarantor”).

RECITALS

Administrative Agent, Buyers, Seller and Guarantor are parties to that certain Master Repurchase Agreement, dated as of October 29, 2018  (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”).  The Guarantor is a party to that certain Guaranty, dated as of October 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Administrative Agent on behalf of Buyers.

Administrative Agent, Buyers, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.  As a condition precedent to amending the Existing Master Repurchase Agreement,  Administrative Agent has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Administrative Agent, Buyers, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.   Fees.  Article 5 of the Existing Master Repurchase Agreement is hereby amended by:

1.1       renaming such Article 5 “Fees and Pricing Incentive”; and

1.2       adding the following new Section 5.3 at the end thereof:

5.3       Pricing Incentive Payments.

(a)        To the extent the Seller is owed funds in connection with the Pricing Incentive (as set forth in the Transactions Terms Letter), (i) the Administrative Agent shall notify the Buyers of their Applicable Percentage of such amount no later than two (2) Business Days prior to the due date thereof (as determined pursuant to clause (a)(iii) of this Section); (ii) the Buyers will remit to Administrative Agent their Applicable Percentage of such amount by no later than 1:00 p.m. (New York City time) one (1) Business Day immediately following such notice and (iii) the Administrative Agent will deposit the amount of the Pricing Incentive in the Seller’s Over/Under Account (x) within thirty (30) days following the end of the given calendar quarter, or (y) on the Expiration Date if the Agreement is terminated pursuant to the terms herein, as applicable.

(b)        The obligations of the Buyers hereunder to make Pricing Incentive payments up to their respective Applicable Percentages are several and not joint.  The failure of any Buyer to make a payment pursuant to this Section 5.3 shall not relieve any other Buyer of its corresponding obligation to do so, and no Buyer shall be responsible for the failure of any other Buyer to so fund its Applicable Percentage of the Pricing Incentive under this Section 5.3.

SECTION 2.   Defaulting Buyer Waterfall.  Section 15.1 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (ii) in its entirety and replacing it with the following:

(ii)       Defaulting Buyer Waterfall. Any payment of Repurchase Price, Price Differential, fees or other amounts received by the Administrative Agent for the account of such Defaulting Buyer (whether voluntary or mandatory, at maturity, pursuant to Article 11 or otherwise) or received by the Administrative Agent from a Defaulting Buyer pursuant to Section 11.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Buyer to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Buyer to the Swing Line Provider hereunder; third, as the Seller may request (so long as no Default or Event of Default exists), to the funding of any Transaction in respect of which such Defaulting Buyer has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, to the payment of any amounts owing by such Defaulting Buyer to the Seller for Pricing Incentives hereunder,  fifth,  if so determined by the Administrative Agent and the Seller, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Buyer’s potential future funding obligations with respect to Transactions under this Agreement; sixth, to the payment of any amounts owing to the Buyers or Swing Line Provider as a result of any judgment of a court of competent jurisdiction obtained by any Buyer or the Swing Line Provider against such Defaulting Buyer as a result of such Defaulting Buyer’s breach of its obligations under this Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Seller as a result of any judgment of a court of competent jurisdiction obtained by the Seller against such Defaulting Buyer as a result of such Defaulting Buyer's breach of its obligations under this Agreement; and eighth, to such Defaulting Buyer or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Transactions in respect of which such Defaulting Buyer has not fully funded its appropriate share, and (y) such Transactions were entered into at a time when the conditions set forth in Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Transactions of all Non-Defaulting Buyers on a pro rata basis prior to being applied to the payment of any Transactions of such Defaulting Buyer until such time as all Transactions and funded and unfunded participations in Swing Line Transactions are held by the Buyers pro rata in accordance with the Commitments hereunder without giving effect to Section 15.1(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Buyer that are applied (or held) to pay amounts owed by a Defaulting Buyer shall be deemed paid to and redirected by such Defaulting Buyer, and each Buyer irrevocably consents hereto.

SECTION 3.  Glossary of Defined Terms.  Exhibit A to the Existing Master Repurchase Agreement is hereby amended by adding the following definition in its proper alphabetical order:

Pricing Incentive:  As defined in the Transactions Terms Letter.

SECTION 4.   Fees and Expenses.  Seller hereby agrees to pay to Administrative Agent, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 5.    Condition Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1       Delivered Documents.  On the Amendment Effective Date, the Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of Administrative Agent, Buyers, Seller and Guarantor.

5.2       Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Principal Agreements on its part to be observed or performed, and that no Potential Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Article 8 of the Existing Master Repurchase Agreement.

SECTION 6.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.   Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Form (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8.   Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.   GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES

THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

SECTION 10. Reaffirmation of Guaranty.  The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Administrative Agent and Buyers under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

Signature Page to Amendment No. 1 to Master Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Andrew S. Chang
	Name:	Andrew S. Chang
	Title:	Senior Managing Director and Chief Financial Officer

Signature Page to Amendment No. 1 to Master Repurchase Agreement

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Andrew S. Chang
	Name:	Andrew S. Chang
	Title:	Senior Managing Director and Chief Financial Officer

Signature Page to Amendment No. 1 to Master Repurchase Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Buyer

By:	/s/ Paul Spiridigliozzi
	Name:	Paul Spiridigliozzi
	Title:	Managing Director

Signature Page to Amendment No. 1 to Master Repurchase Agreement

THE BANK OF NEW YORK MELLON, as a Buyer

By:	/s/ Paul Connolly
	Name:	Paul Connolly
	Title:	Director

Signature Page to Amendment No. 1 to Master Repurchase Agreement